Exhibit 99.1

NEWS RELEASE May 4, 2022

Tetra Tech Reports Strong Second Quarter Results

•	Revenue $853 million, up 13% Y/Y

•	Net revenue $700 million, up 17% Y/Y

•	EPS $0.98, up 18% Y/Y

•	Backlog of $3.61 billion, up 15% Y/Y

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK), a leading provider of high-end consulting and engineering services, today announced results for the second quarter ended April 3, 2022.

Second Quarter Results

Tetra Tech achieved record second quarter results in revenue, net revenue, and operating income. Revenue in the second quarter totaled $853 million and revenue, net of subcontractor costs (net revenue)1 was $700 million, up 13% and 17% year-over-year, respectively. Operating income was $75 million, up 23%, and earnings per share (“EPS”) was $0.98, up 18%. Cash generated from operations was $95 million, and DSO improved to 59 days. Backlog increased to $3.61 billion, up 15% year-over-year.

Quarterly Dividend and Share Repurchase Program

On May 2, 2022, Tetra Tech’s Board of Directors declared a $0.23 per share dividend, a 15% increase over the prior year, payable on May 27, 2022, to stockholders of record as of May 13, 2022. In the second quarter, Tetra Tech repurchased $50 million of common stock. Additionally, the Company had $448 million remaining under the approved share repurchase programs. The Company has returned $122 million to shareholders in the first six months of the fiscal year through a combination of share repurchases and dividends while maintaining a net debt ratio of 0.2x.2

Chairman and CEO Comments

Tetra Tech Chairman and CEO, Dan Batrack, commented, “We continued our strong operating and financial performance, driven by double digit growth in our U.S. State & Local, International and Commercial end markets. During the second quarter, we further expanded our client service offerings as Tetra Tech welcomed two technical leading consulting and engineering firms, Piteau Associates and Axiom Data Science. Given the strength of our end markets and backlog, we are increasing our guidance for both net revenue and EPS for fiscal 2022.”

1 Non-GAAP financial measures which the Company believes provide valuable perspectives on its business results. Refer to Reconciliation of GAAP and Non-GAAP Items.

2 The net debt leverage ratio is defined as total debt less cash and cash equivalents divided by 12-month adjusted EBITDA. Refer to Regulation G Information and Reconciliation of GAAP and Non-GAAP Items.

Annual Sustainability Report and Inaugural Sustainability Linked Credit Facility

We released our annual Sustainability Report on Earth Day 2022 and established our inaugural sustainability-linked credit facility on February 22, 2022. Tetra Tech President and Chief Sustainability Officer, Leslie Shoemaker, commented, “This year’s sustainability report highlights the positive impact our projects are making on the world with a goal of improving the lives of one billion people. We have established this ground-breaking and first-of-its-kind measurement and quantification of environmental and social benefits directly associated with the projects the Company performs.”

Steve Burdick, Tetra Tech Chief Financial Officer, further stated, “We are pleased that the bank lender group has recognized Tetra Tech’s long-term commitment to advancing sustainability and incorporated financial rewards in our credit facility for achieving measurable benefits.”

Six-Month Results

Revenue for the six-month period was $1.71 billion and net revenue was $1.38 billion, up 13% and 14%, respectively, over the same period in fiscal 2021. Operating income of $162 million was up 27%, and EPS of $2.23 increased 25% over last fiscal year. Cash flow from operations was $178 million, up 13% year-over-year.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking, and the actual results could differ materially. These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release. The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects EPS for the third quarter of fiscal 2022 to range from $1.00 to $1.05 and net revenue to range from $665 million to $715 million. For fiscal 2022, Tetra Tech is increasing EPS to now range from $4.30 to $4.40, and increasing the guidance for net revenue to range from $2.72 billion to $2.82 billion.3

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the second quarter fiscal 2022 results through a link posted on the Company’s website at tetratech.com on May 5, 2022, at 8:00 a.m. (PT).

3 Reconciliation of the net revenue guidance to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict the magnitude and timing of all the components required to provide such reconciliation with sufficient precision.

Reconciliation of GAAP and Non-GAAP Items

In thousands (except EPS data)

	Three Months Ended				Six Months Ended
	April 3, 2022		March 28, 2021		April 3, 2022	March 28, 2021
Revenue	$852,744		$754,764		$1,711,255	$1,519,868
Subcontractor Costs	(153,103)		(154,939)		(332,280)	(314,873)
Net Revenue	$699,641		$599,825		$1,378,975	$1,204,995

EPS	$0.98		$0.83		$2.23	$1.79
COVID-19 Credits	-		-		(0.06)	-
Adjusted EPS	$0.98		$0.83		$2.17	$1.79

Current portion of long-term debt	$12,503		$28,885
Long-term debt	237,500		238,339
Less: Cash and cash equivalents	(194,378)		(225,330)
Net debt	$55,625		$41,894

Trailing 12-month EBITDA	$330,777		$278,473

Net debt leverage ratio	0.2	x	0.2	x

About Tetra Tech

Tetra Tech is a leading provider of high-end consulting and engineering services for projects worldwide. With 21,000 associates working together, Tetra Tech provides clear solutions to complex problems in water, environment, sustainable infrastructure, renewable energy, and international development. We are Leading with Science® to provide sustainable and resilient solutions for our clients. For more information about Tetra Tech, please visit tetratech.com, follow us on Twitter (@TetraTech), or like us on Facebook.

CONTACTS:

Jim Wu, Investor Relations
Charlie MacPherson, Media & Public Relations
(626) 470-2844

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as "anticipate," "expect," "could," "may," "intend," "plan" and "believe," among others, generally identify forward-looking statements. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. A variety of factors, many of which are beyond our control, could cause actual future results or events to differ materially from those projected in the forward-looking statements in this release, including but not limited to: the impact of the COVID-19 pandemic; continuing worldwide political and economic uncertainties; the U.S. Administration’s potential changes to fiscal policies; the cyclicality in demand for our overall services; the fluctuation in demand for oil and gas, and mining services; risks related to international operations; concentration of revenues from U.S. government agencies and potential funding disruptions by these agencies; dependence on winning or renewing U.S. government contracts; the delay or unavailability of public funding on U.S. government contracts; the U.S. government’s right to modify, delay, curtail or terminate contracts at its convenience; compliance with government procurement laws and regulations; credit risks associated with certain clients in certain geographic areas or industries; acquisition strategy and integration risks; goodwill or other intangible asset impairment; the failure to comply with worldwide anti-bribery laws; the failure to comply with domestic and international export laws; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the ability of our employees to obtain government granted eligibility; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate workforce utilization; the use of the percentage-of-completion method of accounting; the inability to accurately estimate and control contract costs; the failure to adequately recover on our claims for additional contract costs; the failure to win or renew contracts with private and public sector clients; growth strategy management; backlog cancellation and adjustments; risks relating to cyber security breaches; the failure of partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; requirements to pay liquidated damages based on contract performance; the adoption of new legal requirements; changes in resource management, environmental or infrastructure industry laws, regulations or programs; changes in capital markets and the access to capital; credit agreement covenants; industry competition; liability related to legal proceedings, investigations, and disputes; the availability of third-party insurance coverage; the ability to obtain adequate bonding; employee, agent, or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to reports and opinions; liabilities relating to environmental laws and regulations; force majeure events; protection of intellectual property rights; stock price volatility; the ability to impede a business combination based on Delaware law and charter documents; and other risks and uncertainties as may be described in Tetra Tech’s periodic filings with the Securities and Exchange Commission, including those described in the “Risk Factors” section of Tetra Tech’s Annual Report on Form 10-K for the fiscal year ended October 3, 2021, and Tetra Tech’s Quarterly Reports on Form 10-Q for fiscal year 2022, as well as in Tetra Tech’s other filings with the SEC. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release. Tetra Tech does not intend to update forward-looking statements and expressly disclaims any obligation to do so.

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures within the meaning of Regulation G under the Securities Exchange Act of 1934, as amended. We provide these non-GAAP financial measures because we believe they provide a valuable perspective on our financial results. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, GAAP measures. In addition, other companies may define non-GAAP measures differently which limits the ability of investors to compare non-GAAP measures of Tetra Tech to those used by our peer companies. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is included in this release.

Tetra Tech, Inc.

Consolidated Balance Sheets

(unaudited - in thousands, except par value)

	April 3, 2022	October 3, 2021
Assets
Current assets:
Cash and cash equivalents	$194,378	$166,568
Accounts receivable, net	667,125	668,998
Contract assets	114,958	103,784
Prepaid expenses and other current assets	100,648	112,338
Income taxes receivable	4,517	14,260
Total current assets	1,081,626	1,065,948

Property and equipment, net	36,715	37,733
Right-of-use assets, operating leases	205,087	215,422
Investments in unconsolidated joint ventures	4,605	3,282
Goodwill	1,158,623	1,108,578
Intangible assets, net	39,480	37,990
Deferred tax assets	59,272	54,413
Other long-term assets	60,217	53,196
Total assets	$2,645,625	$2,576,562

Liabilities and Equity
Current liabilities:
Accounts payable	$128,683	$128,767
Accrued compensation	183,340	206,322
Contract liabilities	224,978	190,403
Short-term lease liabilities, operating leases	64,789	67,452
Current portion of long-term debt and other short-term borrowings	12,503	12,504
Current contingent earn-out liabilities	27,517	19,520
Other current liabilities	213,381	223,515
Total current liabilities	855,191	848,483

Deferred tax liabilities	17,098	10,563
Long-term debt	237,500	200,000
Long-term lease liabilities, operating leases	165,630	174,285
Long-term contingent earn-out liabilities	51,551	39,777
Other long-term liabilities	74,013	69,163

Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding at April 3, 2022 and October 3, 2021	-	-
Common stock - authorized, 150,000 shares of $0.01 par value; issued and outstanding, 53,683 and 53,981 shares at April 3, 2022 and October 3, 2021, respectively	537	540
Accumulated other comprehensive loss	(115,303)	(125,028)
Retained earnings	1,359,367	1,358,726
Tetra Tech stockholders' equity	1,244,601	1,234,238
Noncontrolling interests	41	53
Total stockholders' equity	1,244,642	1,234,291
Total liabilities and stockholders' equity	$2,645,625	$2,576,562

Tetra Tech, Inc.

Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended		Six Months Ended
	April 3,	March 28,	April 3,	March 28,
	2022	2021	2022	2021
Revenue	$852,744	$754,764	$1,711,255	$1,519,868
Subcontractor costs	(153,103)	(154,939)	(332,280)	(314,873)
Other costs of revenue	(564,468)	(487,341)	(1,104,035)	(976,201)
Gross profit	135,173	112,484	274,940	228,794
Selling, general and administrative expenses	(60,653)	(51,677)	(113,200)	(101,735)
Income from operations	74,520	60,807	161,740	127,059
Interest expense, net	(3,144)	(2,823)	(6,048)	(5,849)
Income before income tax expense	71,376	57,984	155,692	121,210
Income tax expense	(18,327)	(12,456)	(34,144)	(23,234)
Net income	53,049	45,528	121,548	97,976
Net income attributable to noncontrolling interests	(9)	(11)	(19)	(23)
Net income attributable to Tetra Tech	$53,040	$45,517	121,529	$97,953

Earnings per share attributable to Tetra Tech:
Basic	$0.99	$0.84	$2.25	$1.81
Diluted	$0.98	$0.83	$2.23	$1.79

Weighted-average common shares outstanding:
Basic	53,834	54,187	53,916	54,085
Diluted	54,346	54,736	54,492	54,715

Tetra Tech, Inc.

Consolidated Statements of Cash Flows

(unaudited - in thousands)

	Six Months Ended
	April 3,	March 28,
	2022	2021
Cash flows from operating activities:
Net income	$121,548	$97,976

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,662	11,524
Equity in income of unconsolidated joint ventures	(3,760)	(1,872)
Distributions of earnings from unconsolidated joint ventures	2,506	1,622
Amortization of stock-based awards	12,392	10,566
Deferred income taxes	494	350
Fair value adjustments to contingent consideration	199	(193)
Loss (gain) on sale of property and equipment	178	(66)

Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable and contract assets	(862)	33,877
Prepaid expenses and other assets	12,977	18,091
Accounts payable	(632)	12,063
Accrued compensation	(25,725)	(20,524)
Contract liabilities	34,529	9,957
Other liabilities	4,426	(5,528)
Income taxes receivable/payable	6,617	(10,419)
Net cash provided by operating activities	177,549	157,424

Cash flows from investing activities:
Payments for business acquisitions, net of cash acquired	(33,611)	(3,065)
Capital expenditures	(5,620)	(4,297)
Proceeds from sale of divested business	3,124	-
Proceeds from sale of property and equipment	541	79
Net cash used in investing activities	(35,566)	(7,283)

Cash flows from financing activities:
Proceeds from borrowings	141,456	141,628
Repayments on long-term debt	(105,824)	(146,250)
Bank overdrafts	-	(21,121)
Repurchases of common stock	(100,000)	(30,000)
Taxes paid on vested restricted stock	(25,055)	(17,488)
Stock options exercised	1,205	9,771
Dividends paid	(21,562)	(18,410)
Payments of contingent earn-out liabilities	(4,035)	(8,037)
Principal payments on finance leases	(1,979)	(1,222)
Net cash used in financing activities	(115,794)	(91,129)

Effect of exchange rate changes on cash and cash equivalents	1,621	8,803

Net increase in cash and cash equivalents	27,810	67,815
Cash and cash equivalents at beginning of period	166,568	157,515
Cash and cash equivalents at end of period	$194,378	$225,330

Supplemental information:
Cash paid during the period for:
Interest	$5,141	$5,412
Income taxes, net of refunds received of $2.4 million and $1.1 million	$25,476	$30,832

Tetra Tech, Inc.

Regulation G Information

April 3, 2022

Reconciliation of Revenue to Revenue, Net of Subcontractor Costs ("Net Revenue")

(in millions)

			2021							2022
	2019	2020	1st Qtr	2nd Qtr	6 mos	3rd Qtr	9 mos	4th Qtr	Total	1st Qtr	2nd Qtr	6 Mos
Consolidated
Revenue (As Reported)	3,107.3	2,994.9	765.1	754.8	1,519.9	801.6	2,321.5	892.0	3,213.5	858.5	852.7	1,711.3
RCM / Non-Cash Claims	15.2	(0.2)	-	(0.5)	(0.5)	(0.1)	(0.6)	-	(0.6)	-	-	-
Adjusted Revenue	3,122.5	2,994.7	765.1	754.3	1,519.4	801.5	2,320.9	892.0	3,212.9	858.5	852.7	1,711.3
Adjusted Subcontractor Costs	(716.4)	(646.1)	(159.9)	(155.0)	(314.9)	(163.5)	(478.4)	(182.9)	(661.3)	(179.2)	(153.1)	(332.3)
Adjusted Net Revenue	2,406.1	2,348.6	605.2	599.3	1,204.5	638.0	1,842.5	709.1	2,551.6	679.3	699.6	1,379.0

GSG Segment
Revenue	1,620.7	1,578.3	424.6	432.6	857.2	444.3	1,301.5	471.4	1,772.9	456.1	449.0	905.1
Subcontractor Costs	(473.8)	(460.8)	(120.0)	(122.5)	(242.5)	(129.1)	(371.7)	(135.5)	(507.1)	(129.0)	(111.5)	(240.5)
Adjusted Net Revenue	1,146.9	1,117.5	304.6	310.1	614.7	315.2	929.8	335.9	1,265.8	327.1	337.5	664.6

CIG Segment
Revenue	1,544.8	1,471.1	356.6	335.4	692.0	372.7	1,064.7	435.4	1,500.1	416.3	416.9	833.2
Non-Cash Claims	13.7	-	-	-	-	-	-	-	-	-	-	-
Adjusted Revenue	1,558.5	1,471.1	356.6	335.4	692.0	372.7	1,064.7	435.4	1,500.1	416.3	416.9	833.2
Subcontractor Costs	(299.3)	(240.0)	(56.0)	(46.2)	(102.2)	(49.9)	(152.0)	(62.2)	(214.3)	(64.0)	(54.8)	(118.8)
Adjusted Net Revenue	1,259.2	1,231.1	300.6	289.2	589.8	322.8	912.7	373.2	1,285.8	352.3	362.1	714.4

RCM Segment
Revenue	(1.5)	0.2	-	0.5	0.5	0.1	0.6	-	0.6	-	-	-
Subcontractor Costs	(1.3)	(0.2)	-	0.1	0.1	(0.1)	-	-	-	-	-	-
Net Revenue	(2.8)	-	-	0.6	0.6	-	0.6	-	0.6	-	-	-

Reconciliation of Net Income Attributable to Tetra Tech to EBITDA

(in thousands)

			2021							2022
	2019	2020	1st Qtr	2nd Qtr	6 mos	3rd Qtr	9 mos	4th Qtr	Total	1st Qtr	2nd Qtr	6 Mos
Net Income Attributable to Tetra Tech	158,668	173,859	52,436	45,517	97,953	51,903	149,856	82,954	232,810	68,489	53,040	121,529
Interest Expense[1]	13,626	13,100	3,026	2,823	5,849	2,737	8,586	3,245	11,831	2,904	3,144	6,048
Depreciation[2]	17,285	13,017	2,882	3,073	5,955	3,070	9,026	3,311	12,337	3,433	3,310	6,743
Amortization[2]	11,559	11,594	3,356	2,213	5,569	2,216	7,785	3,683	11,468	2,678	3,241	5,919
Contingent Consideration	3,085	(13,371)	37	(230)	(193)	31	(162)	(3,111)	(3,273)	-	-	-
Goodwill Impairment	7,755	15,800	-	-	-	-	-	-	-	-	-	-
Income Tax Expense (Benefit)	16,375	54,101	10,778	12,456	23,234	15,146	38,379	(4,340)	34,039	15,817	18,327	34,144

EBITDA	228,353	268,100	72,515	65,852	138,367	75,103	213,470	85,742	299,212	93,321	81,062	174,383

Acquisition & Integration Expenses	10,351	-	-	-	-	-	-	-	-	-	-	-
Non-Core Dispositions	10,945	(8,524)	-	-	-	-	-	-	-	-	-	-
RCM / Non-Cash Claims	19,526	-	-	-	-	-	-	-	-	-	-	-
COVID-19 Charges (Credits)	-	8,233	-	-	-	-	-		-	(4,451)	-	(4,451)
Adjusted EBITDA	269,175	267,809	72,515	65,852	138,367	75,103	213,470	85,742	299,212	88,870	81,062	169,932

1 Includes amortization of deferred financing fee

2 Varies slightly from the Statements of Cash Flows, which includes amortization of deferred financing fee